UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 24, 2004

IOMEGA CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-12333 (Commission File Number)	86-0385884 (IRS Employer Identification No.)

10955 Vista Sorrento Parkway, San Diego, CA (Address of Principal Executive Offices)	92130 (Zip Code)

(858) 314-7000
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act
      (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act
      (17 CFR 240.13e-4(c))

SECTION 7 – REGULATION FD DISCLOSURE:

Item 7.01  Regulation FD Disclosure.

Iomega Corporation has entered into a definitive license agreement with an undisclosed third party regarding its Digital Capture Technology (“DCT”) intellectual property. The license agreement terms included an upfront cash payment to Iomega of $10.5 million, and an additional $3.5 million cash payment at a later date based upon the licensee’s commercialization of the technology. Further, the license agreement calls for royalties to be paid on future products utilizing the technology.

Iomega previously announced that it would wind down its DCT development program and pursue a licensee for the technology. This transaction fulfills that goal.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: November 24, 2004	IOMEGA CORPORATION (Registrant) By: /s/ Thomas D. Kampfer Thomas D. Kampfer Vice President, General Counsel and Secretary, Acting Chief Financial Officer